                                                                       Exhibit 5


 Stockholders of record at the close of business on December 26, 1996 (the "Record Date") will be entitled to one vote per share on all business of the Annual Meeting. The Company had 2,950,343 shares of its Common Stock outstanding on the Record Date.

                             ELECTION OF DIRECTORS

  The Company's amended Certificate of Incorporation provides for three classes of directors to serve staggered terms, with each class as nearly equal in number as possible. The authorized number of directors is currently fixed at eight, with two of the three classes having three directors and one of the classes having two directors. At each annual meeting of stockholders, directors are elected to succeed those directors whose terms expired and each newly elected director will serve for a three year term.

  For election as directors at the Annual Meeting to be held on February 3, 1997, the Board of Directors has approved the nomination of William A. Benton, Elizabeth C. Bogan and George R. Lieberman to serve as directors until the annual meeting of stockholders to be held in 2000. All nominees are currently directors of the Company. A nominee must receive favorable votes from a plurality of the shares voting at a meeting at which a quorum is present to be elected. Cumulative voting in the election of directors is not permitted.

  The proxies will vote for the election of the nominees named below unless authority to vote for any or all of the nominees is withheld in the proxy. All nominees have indicated that they are willing to serve as directors. If any of the nominees should become unavailable for election due to events not now known or anticipated, the proxies will vote for such other nominee or nominees as the Board of Directors may recommend, unless the Board reduces the number of directors.

  Information regarding each nominee for director is provided below:

                              (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
        NOMINEE          AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS   DIRECTOR SINCE
        -------          --- --------------------------------------------- ------------------
TERMS EXPIRING IN 2000
William A. Benton         63     (1) Since January 1991, limited           February 17, 1994
                                     partner of Gavin, Benton & Co.
                                     (New York Stock Exchange spe-
                                     cialist firm). Since January
                                     1991, Partner in BE Partners
                                     (small options market maker).
                                     From June 1986 to December 1990,
                                     partner of Benton & Co. (New
                                     York Stock Exchange specialist
                                     firm).
                                 (2) Director of Ellsworth Convert-
                                     ible Growth and Income Fund,
                                     Inc. ("Ellsworth").

                              (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
        NOMINEE          AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS   DIRECTOR SINCE
        -------          --- --------------------------------------------- ------------------
Elizabeth C. Bogan,       52    (1) Since September 1992, Senior Lec-        April 1, 1990
 Ph.D.                              turer in Economics at Princeton
                                    University. From September 1971 to
                                    July 1992, Professor of Economics
                                    at Fairleigh Dickinson University.
                                (2) Director of Ellsworth.
George R. Lieberman       74    (1) Retired. Prior to January 1988,           July 1, 1987
                                    Chief Executive Officer, Lieber-
                                    man-Appalucci (advertising); and
                                    President, Interspace Airport Ad-
                                    vertising (advertising).
                                (2) Director of Ellsworth.

  Information regarding the remaining directors of the Company is provided below:

                              (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
        DIRECTOR         AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS   DIRECTOR SINCE
        --------         --- --------------------------------------------- ------------------
TERMS EXPIRING IN 1999
Thomas H. Dinsmore*      43     (1) Since August 1996, Chairman and        November 21, 1985
                                    Chief Executive Officer of the
                                    Company, Ellsworth, and Davis-
                                    Dinsmore Management Company ("Da-
                                    vis-Dinsmore"). From November 1985
                                    to August 1996, President of the
                                    Company. From May 1986 to August
                                    1996, President of Ellsworth.
                                    Since April 1994, Director of Da-
                                    vis-Dinsmore. From August 1988 to
                                    August 1996, President of Davis-
                                    Dinsmore. Since February 1983, Se-
                                    nior Analyst of Davis-Dinsmore.
                                (2) Director of Ellsworth.
Donald M. Halsted, Jr.   69     (1) Since October 1983, self-employed      December 18, 1970
                                    businessman.
                                (2) Director of Ellsworth and Aquarion
                                    Company (water company).
Duncan O. McKee          65     (1) Retired. From April 1988 to Novem-     November 25, 1996
                                    ber 1996, Director Emeritus of the
                                    Company and Ellsworth. Prior to
                                    1988, Partner, Ballard Spahr An-
                                    drews & Ingersoll (law firm).
                                (2) Director of Ellsworth.

                              (1) PRINCIPAL OCCUPATION OR BUSINESS DURING      SERVED AS
        DIRECTOR         AGE PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS   DIRECTOR SINCE
        --------         --- --------------------------------------------- ------------------
TERMS EXPIRING IN 1998
Gordon F. Ahalt          68     (1) Since January 1982, President,           April 19, 1982
                                    G.F.A. Inc. (petroleum industry
                                    consulting). Since 1987, Consul-
                                    tant, W.H. Reaves & Co., Inc. (as-
                                    set management).
                                (2) Director of Ellsworth, The Harbin-
                                    ger Group (investments) and Cal
                                    Dive International (diving serv-
                                    ice).
Jane D. O'Keeffe*        41     (1) Since August 1996, President of        November 18, 1995
                                    the Company, Ellsworth, and Davis-
                                    Dinsmore. From February 1996 to
                                    August 1996, Executive Vice Presi-
                                    dent of the Company. From January
                                    1996 to August 1996, Executive
                                    Vice President of Ellsworth. From
                                    April 1994 to February 1996, Vice
                                    President of the Company. From
                                    April 1994 to January 1996, Vice
                                    President of Ellsworth. From April
                                    1994 to August 1996, Executive
                                    Vice President of Davis-Dinsmore.
                                    From October 1988 to March 1994,
                                    Vice President, Fiduciary Trust
                                    International.
                                (2) Director of Ellsworth.

------------
* Mr. Dinsmore is an "interested person" of the Company and Davis-Dinsmore, as defined by the Investment Company Act of 1940, as amended (the "Invest-ment Company Act"), because he is an officer of the Company and an officer, director and holder of more than 5% of the issued and outstanding shares of voting Common Stock of Davis-Dinsmore (the "Class A Stock"). Ms. O'Keeffe is an interested person of the Company and Davis-Dinsmore because she is an officer of the Company and an officer, director and holder of more than 5% of the issued and outstanding shares of the Class A Stock of Davis-Dins-more.

  Directors of the Company, as well as Duncan O. McKee, who served as Director Emeritus of the Company during the past fiscal year, other than affiliated persons of the Company, as a group received aggregate compensation of $45,300 from the Company during its fiscal year ended October 31, 1996. Directors of the Company, other than affiliated persons of the Company, currently receive an annual fee of $2,500, plus $1,000 per board meeting attended plus expenses of attending board meetings and a fee of $100 per meeting of committees of the Board plus expenses for attending committee meetings. Directors do not receive pension or retirement benefits from the Company.

  Set forth below is information regarding the compensation paid during the fiscal year ended October 31, 1996 for each director of the Company:

                                                              TOTAL COMPENSATION
                                       AGGREGATE COMPENSATION  FROM COMPANY AND
                                          FROM COMPANY(1)        ELLSWORTH(2)
                                       ---------------------- ------------------
Thomas H. Dinsmore....................         $  -0-              $   -0-
Jane D. O'Keeffe......................         $  -0-              $   -0-
Gordon F. Ahalt.......................         $7,500              $15,000
William A. Benton.....................         $7,500              $15,100
Elizabeth C. Bogan, Ph.D. ............         $7,600              $15,200
Donald M. Halsted, Jr. ...............         $7,600              $15,200
George R. Lieberman...................         $7,600              $15,100
Duncan O. McKee(3)....................         $7,500              $15,000

--------
(1) Two of the Company's Directors, Mr. Ronald Dinsmore and Dr. C.O. Chichester, passed away during the Company's most recently completed fiscal year. Neither Mr. Dinsmore nor Dr. Chichester received any fees from either the Company or Ellsworth.
(2) Ellsworth is a closed-end investment company that is also advised by Da-vis-Dinsmore.
(3) Mr. McKee received such fees for serving as Director Emeritus of the Com-pany and Ellsworth.

  During the fiscal year ended October 31, 1996, the Board of Directors held seven meetings. At present, the only committees of the Board are the audit committee and the nominating committee. The functions of those committees, their current members and the number of meetings held during the fiscal year ended October 31, 1996 are set forth below. All of the incumbent directors attended more than 75% of meetings of the Board and committee meetings held during such fiscal year.

  Audit Committee. The Board of Directors has an audit committee currently consisting of Messrs. Halsted, Jr. and Lieberman and Dr. Bogan. The audit com-mittee periodically meets with the Company's independent accountants to review the scope of audit examinations of the Company, the Company's accounting poli-cies and procedures and new developments in financial accounting standards ap-plicable to investment companies. The audit committee also reviews the quality and performance of the Company's accounting and financial staff. During the fiscal year ended October 31, 1996, the audit committee met once.

  Nominating Committee. The Board of Directors has a nominating committee currently consisting of Messrs. Halsted, Jr. and Lieberman. This committee was created to recommend individuals for nomination for election at each annual meeting of stockholders. The nominating committee considers and recommends individuals for nomination as directors. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and stockholders. Stockholders wishing to recommend Board nominees should submit their recommendations in writing to the Secretary at the Company's executive offices, with the submitting stockholder's name and address and pertinent information about the proposed nominee similar to that set forth in this proxy statement for Board nominees, including current principal occupation and employment, principal positions held during the last five years and a list of all companies for which the individual serves as a director. During the fiscal year ended October 31, 1996, the nominating committee met once.

INVESTMENT ADVISER

  Davis-Dinsmore, 65 Madison Avenue, Morristown, New Jersey 07960, serves as the Company's adviser pursuant to an Investment Advisory Agreement dated as of August 1, 1996, which became effective on October 25, 1996. For the Company's fiscal year ended October 31, 1996, pursuant to predecessor Investment Advisory Agreements in effect during such period, the Company paid Davis- Dinsmore $583,368 for advisory fees and reimbursed Davis-Dinsmore an additional $25,000 for expenses associated with the Treasurer's office. Davis-Dinsmore also serves as the Company's administrator.

  Thomas H. Dinsmore, Chairman and Chief Executive Officer of the Company, is also Chairman and Chief Executive Officer of and Senior Analyst for Davis-Dinsmore. Mr. Dinsmore owns 40.6% of Davis-Dinsmore's Class A Stock. Jane D. O'Keeffe, President of the Company and Davis-Dinsmore, is the sister of Thomas
H. Dinsmore. Ms. O'Keeffe owns 35.6% of Davis-Dinsmore's Class A Stock. Sigmund Levine, Senior Vice President and Secretary of the Company, is also Treasurer and Secretary of Davis-Dinsmore. H. Tucker Lake, Vice President, Trading of the Company, is the first cousin of Thomas H. Dinsmore and Jane D. O'Keeffe. Gary Levine, Treasurer and Assistant Secretary of the Company, is the son of Sigmund Levine.

             RATIFICATION OR REJECTION OF SELECTION OF ACCOUNTANTS

  The Board of Directors, including a majority of the directors who are not interested persons of the Company or Davis-Dinsmore, has selected Coopers & Lybrand L.L.P. as independent accountants to examine and verify the accounts and securities of the Company for its fiscal year ending October 31, 1997, and to report thereon to the Board and the stockholders. This selection will be submitted for ratification or rejection at the Annual Meeting. It is expected that a representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to respond to appropriate questions of shareholders and to make such statement as may be desired.

  The Board of Directors recommends that you vote FOR ratification of selection of the accountants.

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
                            ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

  Executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. Such officers do not receive any compensation from the Company for their services. The following table sets forth certain information about executive officers of the Company.

                            OFFICER   POSITION WITH        BUSINESS EXPERIENCE DURING
         NAME           AGE  SINCE     THE COMPANY              PAST FIVE YEARS
         ----           --- -------   -------------        --------------------------
 Thomas H. Dinsmore      43  1983   Chairman and Chief  See page 3 of this proxy state-
                                    Executive Officer   ment.
 Jane D. O'Keeffe        41  1994   President           See page 4 of this proxy state-
                                                        ment.
 Sigmund Levine          72  1982   Senior Vice         Since February 1996, Senior Vice
                                    President and       President of the Company, and
                                    Secretary           since January 1996, Senior Vice
                                                        President of Ellsworth. From
                                                        April 1993 to February 1996, Ex-
                                                        ecutive Vice President, and
                                                        since November 1982, Secretary
                                                        of the Company and Secretary and
                                                        Treasurer of Davis-Dinsmore.
                                                        From November 1982 to April
                                                        1993, Treasurer of the Company.
                                                        From April 1993 to January 1996,
                                                        Executive Vice President, and
                                                        since May 1986, Secretary of
                                                        Ellsworth. From May 1986 to
                                                        April 1993, Treasurer of Ells-
                                                        worth.
 H. Tucker Lake          49  1994   Vice President,     Since April 1994, Vice Presi-
                                    Trading             dent, Trading of the Company and
                                                        of Ellsworth. Prior thereto,
                                                        Sales Associate, Coldwell Bank-
                                                        er, Schlott Realtors.
 Gary Levine             39  1993   Treasurer           Since April 1993, Treasurer of
                                                        the Company and of Ellsworth.
                                                        Since June 1986, Assistant Sec-
                                                        retary of the Company and Ells-
                                                        worth. Since April 1994, Assis-
                                                        tant Secretary and Assistant
                                                        Treasurer of Davis-Dinsmore.

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